-------------------------------------------------------------------------------
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                       ---------------------------------

                NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC.

                                   as Issuer,

                         NATIONAL TOBACCO COMPANY, L.P.

                     NORTH ATLANTIC OPERATING COMPANY, INC.

                                      and

                     NATIONAL TOBACCO FINANCE CORPORATION,

                                 as Guarantors

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                   as Trustee

                                  $155,000,000

                      11% SENIOR NOTES DUE 2004, SERIES A
                      11% SENIOR NOTES DUE 2004, SERIES B

                       ---------------------------------


                              --------------------

                                   INDENTURE

                           Dated as of June 25, 1997

                              --------------------


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

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                              Indenture Section

310(a)(1)...............................................         7.10
   (a)(2)...............................................         7.10
   (a)(3)...............................................         N.A.
   (a)(4)...............................................         N.A.
   (a)(5)...............................................         7.10
   (b)..................................................         7.10
   (c)..................................................         N.A.
311(a)..................................................         7.11
   (b)..................................................         7.11
   (c)..................................................         N.A.
312(a)..................................................         2.05
   (b)..................................................        11.03
   (c)..................................................        11.03
313(a)..................................................         7.06
   (b)(1)...............................................         7.06
   (b)(2)...............................................         7.06
   (c)..................................................         7.06
   (d)..................................................         7.06
314(a)..................................................         4.04
   (b)..................................................         N.A.
   (c)(1)...............................................        11.05
   (c)(2)...............................................        11.05
   (c)(3)...............................................         N.A.
   (d)..................................................         N.A.
   (e)..................................................        11.05
   (f)..................................................         N.A.
315(a)..................................................         7.01
   (b)..................................................         7.05
   (c)..................................................         7.01
   (d)..................................................    6.05;7.01
   (e)..................................................         6.11
316(a)..................................................         1.01
   (a)(1)(A)............................................         6.02

   (a)(1)(B)............................................         6.04
   (a)(2)...............................................         N.A.
   (b)..................................................         6.07
   (c)..................................................         2.19
317(a)(1)...............................................         6.08
   (a)(2)...............................................         6.09
   (b)..................................................         2.04
318(a)..................................................        11.01
   (b)..................................................         N.A.
   (c)..................................................        11.01


-----------------------

*This Cross-Reference Table is not part of the Indenture.
N.A. means not applicable.

                                      (2)

                               TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE...............................................................  1

         SECTION 1.01.  DEFINITIONS................................................................................  1
         SECTION 1.02.  OTHER DEFINITIONS.......................................................................... 21
         SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......................................... 22
         SECTION 1.04.  RULES OF CONSTRUCTION...................................................................... 22

ARTICLE 2 THE SECURITIES........................................................................................... 23

         SECTION 2.01.  FORM AND DATING............................................................................ 23
         SECTION 2.02.  EXECUTION AND AUTHENTICATION............................................................... 24
         SECTION 2.03.  REGISTRAR AND PAYING AGENT................................................................. 24
         SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST........................................................ 25
         SECTION 2.05.  SECURITYHOLDER LISTS....................................................................... 25
         SECTION 2.06.  TRANSFER AND EXCHANGE...................................................................... 25
         SECTION 2.07.  REPLACEMENT SECURITIES..................................................................... 26
         SECTION 2.08.  OUTSTANDING SECURITIES..................................................................... 27
         SECTION 2.09.  TREASURY SECURITIES........................................................................ 27
         SECTION 2.10.  TEMPORARY SECURITIES....................................................................... 27
         SECTION 2.11.  CANCELLATION............................................................................... 28
         SECTION 2.12.  DEFAULTED INTEREST......................................................................... 28
         SECTION 2.13.  CUSIP NUMBER............................................................................... 28
         SECTION 2.14.  DEPOSIT OF MONEYS.......................................................................... 28
         SECTION 2.15.  RESTRICTIVE LEGENDS........................................................................ 29
         SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.................................................. 31
         SECTION 2.17.  SPECIAL TRANSFER PROVISIONS................................................................ 32
         SECTION 2.18.  PERSONS DEEMED OWNERS...................................................................... 34
         SECTION 2.19.  RECORD DATE................................................................................ 34

ARTICLE 3 REDEMPTION............................................................................................... 35

         SECTION 3.01.  NOTICES TO TRUSTEE......................................................................... 35
         SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED..................................................... 35
         SECTION 3.03.  NOTICE OF REDEMPTION....................................................................... 36
         SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION............................................................. 37
         SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE................................................................ 37

         SECTION 3.06.  SECURITIES REDEEMED IN PART................................................................ 37
         SECTION 3.07.  OPTIONAL REDEMPTION........................................................................ 38
         SECTION 3.08.  MANDATORY REDEMPTION....................................................................... 38
         SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS........................................ 38

ARTICLE 4 COVENANTS................................................................................................ 41

         SECTION 4.01.  PAYMENT OF SECURITIES...................................................................... 41
         SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY............................................................ 41
         SECTION 4.03.  SEC REPORTS................................................................................ 42
         SECTION 4.04.  COMPLIANCE CERTIFICATES.................................................................... 42
         SECTION 4.05.  TAXES...................................................................................... 44
         SECTION 4.06.  STAY, EXTENSION AND USURY LAWS............................................................. 44
         SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.......................................................... 44
         SECTION 4.08.  LIMITATION ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES................................... 47
         SECTION 4.09.  LIMITATION ON INCURRENCE OF INDEBTEDNESS................................................... 48
         SECTION 4.10.  LIMITATION ON ASSET DISPOSITIONS........................................................... 51
         SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES................................................. 53
         SECTION 4.12.  LIMITATION ON LIENS........................................................................ 54
         SECTION 4.13.  CORPORATE EXISTENCE........................................................................ 54
         SECTION 4.14.  CHANGE OF CONTROL.......................................................................... 55
         SECTION 4.15.  LIMITATION ON CAPITAL STOCK OF SUBSIDIARIES................................................ 56
         SECTION 4.16.  COMPANY TO CAUSE CERTAIN SUBSIDIARIES TO BECOME GUARANTORS................................. 56
         SECTION 4.17.  LIMITATION ON BUSINESS..................................................................... 57
         SECTION 4.18.  FURTHER INSTRUMENTS AND ACTS............................................................... 57

ARTICLE 5 SUCCESSORS............................................................................................... 57

         SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS..................................... 57
         SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.......................................................... 58

ARTICLE 6 DEFAULTS AND REMEDIES.................................................................................... 58

         SECTION 6.01.  EVENTS OF DEFAULT.......................................................................... 58
         SECTION 6.02.  ACCELERATION............................................................................... 61
         SECTION 6.03.  OTHER REMEDIES............................................................................. 61
         SECTION 6.04.  WAIVER OF PAST DEFAULTS.................................................................... 61

                                      (ii)

         SECTION 6.05.  CONTROL BY MAJORITY........................................................................ 62
         SECTION 6.06.  LIMITATION ON SUITS........................................................................ 62
         SECTION 6.07.  RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT............................................... 63
         SECTION 6.08.  COLLECTION SUIT BY TRUSTEE................................................................. 63
         SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM........................................................... 63
         SECTION 6.10.  PRIORITIES................................................................................. 64
         SECTION 6.11.  UNDERTAKING FOR COSTS...................................................................... 64

ARTICLE 7 TRUSTEE.................................................................................................. 65

         SECTION 7.01.  DUTIES OF TRUSTEE.......................................................................... 65
         SECTION 7.02.  RIGHTS OF TRUSTEE.......................................................................... 66
         SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE............................................................... 67
         SECTION 7.04.  TRUSTEE'S DISCLAIMER....................................................................... 67
         SECTION 7.05.  NOTICE OF DEFAULTS......................................................................... 67
         SECTION 7.06.  REPORTS BY TRUSTEE TO SECURITYHOLDERS...................................................... 68
         SECTION 7.07.  COMPENSATION AND INDEMNITY................................................................. 68
         SECTION 7.08.  REPLACEMENT OF TRUSTEE..................................................................... 69
         SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC........................................................... 70
         SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.............................................................. 70
         SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY...................................... 71

ARTICLE 8 DISCHARGE OF INDENTURE................................................................................... 71

         SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE........................................... 71
         SECTION 8.02.  CONDITIONS TO DEFEASANCE................................................................... 72
         SECTION 8.03.  APPLICATION OF TRUST MONEY................................................................. 74
         SECTION 8.04.  REPAYMENT TO THE COMPANY................................................................... 74
         SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS....................................................... 74
         SECTION 8.06.  REINSTATEMENT.............................................................................. 75

ARTICLE 9 AMENDMENTS............................................................................................... 75

         SECTION 9.01.  WITHOUT CONSENT OF SECURITYHOLDERS......................................................... 75
         SECTION 9.02.  WITH CONSENT OF SECURITYHOLDERS............................................................ 76
         SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT........................................................ 78
         SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.......................................................... 78
         SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES...................................................... 79
         SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC............................................................ 79

ARTICLE 10 SUBSIDIARY GUARANTEE OF SECURITIES...................................................................... 79

                                     (iii)

         SECTION 10.01.  SUBSIDIARY GUARANTEE...................................................................... 79
         SECTION 10.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE............................................ 81
         SECTION 10.03.  SUBSIDIARY GUARANTEE UNCONDITIONAL, ETC................................................... 81
         SECTION 10.04.  LIMITATION OF GUARANTOR'S LIABILITY....................................................... 82
         SECTION 10.05.  CONTRIBUTION.............................................................................. 83
         SECTION 10.06.  RELEASE................................................................................... 83
         SECTION 10.07.  ADDITIONAL GUARANTORS..................................................................... 83
         SECTION 10.08.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS........................................ 84
         SECTION 10.09.  SUCCESSORS AND ASSIGNS.................................................................... 84
         SECTION 10.10.  WAIVER OF STAY, EXTENSION OR USURY LAWS................................................... 85

ARTICLE 11 MISCELLANEOUS........................................................................................... 85

         SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.............................................................. 85
         SECTION 11.02.  NOTICES................................................................................... 85
         SECTION 11.03.  COMMUNICATION BY SECURITYHOLDERS WITH OTHER SECURITYHOLDERS............................... 86
         SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT........................................ 87
         SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION............................................. 87
         SECTION 11.06.  RULES BY TRUSTEE AND AGENTS............................................................... 88
         SECTION 11.07.  LEGAL HOLIDAYS............................................................................ 88
         SECTION 11.08.  NO RECOURSE AGAINST OTHERS................................................................ 88
         SECTION 11.09.  DUPLICATE ORIGINALS....................................................................... 88
         SECTION 11.10.  GOVERNING LAW............................................................................. 88
         SECTION 11.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS............................................. 88
         SECTION 11.12.  SUCCESSORS................................................................................ 89
         SECTION 11.13.  SEVERABILITY.............................................................................. 89
         SECTION 11.14.  COUNTERPART ORIGINALS..................................................................... 89
         SECTION 11.15.  TABLE OF CONTENTS, HEADINGS, ETC.......................................................... 89

                                      (iv)

EXHIBIT A     -     FORM OF INITIAL SECURITY WITH SUBSIDIARY
                         GUARANTEE

EXHIBIT B     -     FORM OF EXCHANGE SECURITY WITH SUBSIDIARY
                         GUARANTEE

EXHIBIT C     -     FORM OF CERTIFICATE TO BE DELIVERED IN
                         CONNECTION WITH TRANSFERS TO NON-QIB
                         ACCREDITED INVESTORS

EXHIBIT D     -     FORM OF CERTIFICATE TO BE DELIVERED IN
                         CONNECTION WITH TRANSFERS PURSUANT TO
                         REGULATION S

                                      (v)

                  INDENTURE, dated as of June 25, 1997, among North Atlantic Trading Acquisition Company, Inc., a Delaware corporation (the "Company"), National Tobacco Company, L.P., a Delaware corporation ("National Tobacco"), North Atlantic Operating Company, Inc., a Delaware corporation ("NATC"), and National Tobacco Finance Corporation, a Delaware corporation ("NTFC"), each of National Tobacco, NATC and NTFC as Guarantors (as defined) of the Company's obligations hereunder, and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, as Trustee (as defined).

                  The Company has duly authorized the creation of an issue of 11% Senior Notes due 2004, Series A (the "Initial Securities") and 11% Senior Notes due 2004, Series B (the "Exchange Securities,") and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined), when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Guarantors, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, have been done.

                  The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.  DEFINITIONS.

                  "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, but excluding any Indebtedness incurred in connection with, or in contemplation of, such merger or such other Person becoming a Restricted Subsidiary of such specified Person.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or (iii) Permitted Investments of the type and in the amounts described in clause (viii) of the definition thereof; provided, however, that, in the case of clause (ii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

                  "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The definition of Affiliate as contained in the preceding sentence, and the term "control" (including the terms "controlling," "controlled by" and "under common control with") as used therein, shall be construed in a manner consistent with the definitions of "affiliate" and "control" contained in Rule 405 promulgated under the Securities Act, as such rule is in effect on the Issue Date. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1 million, and (v) transactions permitted under Section 5.01. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.07 shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

                  "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lease for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bankruptcy Code" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day that is not a Legal Holiday.

                  "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

                  "Capital Stock" of any Person means any and all shares, partnership or other equity interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated "A-1" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

                  "Change of Control" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; or (ii) a majority of the Board of Directors of the Company or of any direct or indirect holding company thereof shall consist of Persons who are not Continuing Directors of the Company, as the case may be; or (iii) the acquisition by any Person or group of related Persons (other than the Management Group) for purposes of Section 13(d) of the Exchange Act, of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company or of any direct or indirect holding company thereof.

                  "Commission" means the U.S. Securities and Exchange Commission or its successor.

                  "Company" means North Atlantic Trading Acquisition Company, Inc., a Delaware corporation, until a successor replaces it in accordance with
Article 5 hereof and thereafter means the successor.

                  "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Securities or amortization of a prepaid cash expense that was paid in a prior period) and less, to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Securities), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (A) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been incurred on the first day of such period (provided that if such Indebtedness is incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an

Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be (1) reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale) and (2) increased by interest income attributable to the assets which are the subject of such Asset Disposition for such period, (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause
(C) or (D) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest,
(iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

(vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person,
(vii) net payments (whether positive or negative) pursuant to Interest Rate Agreements, (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary and less (a) to the extent included in such interest expense, the amortization of capitalized debt issuance costs and (b) interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company, that was not a Wholly-Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP prior to the payment of dividends on the Senior PIK Preferred Stock; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,
(ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with the "Limitation on Restrictions on Distributions from Restricted Subsidiaries" covenant), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) dividends or distributions paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Continuing Director" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of the Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

                  "Default" means any event that is or with the passing of time or giving of notice or both would be an Event of Default.

                  "Depository" means The Depository Trust Company, its nominees and successors.

                  "DGG" means Drake, Goodwin & Graham.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Securities.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Exchange Offer" means the registration by the Company and the Guarantors under the Securities Act pursuant to a registration statement of the offer by the Company and the Guarantors to each Securityholder of the Initial Securities to exchange all the Initial Securities held by such Securityholder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Securityholder, all in accordance with the terms and conditions of the Registration Rights Agreement.

                  "Exchange Securities" has the meaning set forth in the preamble to this Indenture.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Issue Date.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date the Indemnity including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States. All rates and computations based on GAAP hereunder shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other

Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay,

or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date.

                  "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and accrued expenses incurred in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock other than the Senior PIK Preferred Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Securities (but excluding, in each case, accrued dividends) and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Initial Purchasers" means NatWest Capital Markets Limited and CIBC Wood Gundy Securities Corp.

                  "Initial Securities" has the meaning set forth in the preamble to this Indenture.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

                  "Investments" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.07, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted

Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a resolution of such Board of Directors certified in an Officers' Certificate to the Trustee.

                  "Issue Date" means the date on which the Initial Securities are originally issued.

                  "Lien" means any security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Management Group" means Thomas F. Helms, Jr. and other members of senior management of the Company.

                  "Maturity Date" means June 15, 2004.

                  "NATC" has the meaning set forth in the preamble to this Indenture.

                  "National Tobacco" has the meaning set forth in the preamble to this Indenture.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition, provided, however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition or otherwise in connection with such Asset Disposition) provided, however, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

                  "Net Proceeds" from an Asset Disposition means cash payments received (including any cash payments received by way of conversion into cash of any note or other obligation received in connection with such Asset Disposition or by way of deferred payment of principal pursuant to, or liquidation of, any note or installment receivable or otherwise, but only as and when received therefrom) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition and the amount of Indebtedness that is secured by the assets subject to an Asset Disposition and is repaid with the proceeds thereof.

                  "New Senior Secured Facilities" means the Credit Agreement, to be dated as of June 23, 1997, among the Company as borrower, certain guarantors, National Westminster Bank plc, as agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements, pledge agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the

Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

                  "NTFC" has the meaning set forth in the preamble to this Indenture.

                  "Obligations" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering Memorandum" means the Offering Memorandum dated June __, 1997, pursuant to which the Initial Securities were offered, and any supplements thereto.

                  "Officer" means the Chairman of the Board, the President, Chief Financial Officer, any Senior Vice President, any Vice President, the Treasurer, the Secretary or Assistant Secretary of the Company or, in the case of a reference to Officers of any of the Guarantors or to an Officers' Certificate to be delivered by or on behalf of any of the Guarantors, of such Guarantor.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company or a Guarantor, as the case may be, and which complies with the provisions of Section 11.04 hereof.

                  "Offshore Physical Securities" has the meaning provided in
Section 2.01.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee, and which complies, if applicable, with the provisions of Section 11.04 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Businesses" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture.

                  "Permitted Investments" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; provided, however, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned

Subsidiary of the Company; provided, however, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments;
(iv) receivables owing to the Company or any of its Restricted Subsidiaries, created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) a Person engaged in a Permitted Business or a loan or advance to a Restricted Subsidiary the proceeds of which are used solely to make an investment in a Person engaged in a Permitted Business or a Guarantee by the Company of Indebtedness of any Person in which such Investment has been made; provided, however, that no Permitted Investments may be made pursuant to this clause (viii) to the extent the amount thereof would, when taken together with all other Permitted Investments made pursuant to this clause (viii), exceed $5 million in the aggregate (plus, to the extent not previously reinvested, any return of capital realized on Permitted Investments made pursuant to this clause (viii), or any release or other cancellation of any Guarantee constituting such Permitted Investment); (ix) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for Asset Dispositions effected in compliance with Section 4.10 hereof; (x) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (xi) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

                  "Permitted Liens" means (a) Liens granted by the Company and the Guarantors which secure Indebtedness to the extent the Indebtedness is incurred pursuant to Section 4.09(b)(i); (b) Liens in favor of the Company; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (d) Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) Liens existing on the Issue Date; (f) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (a), (b), (c) and (e) above and (h) below; provided that the Liens in connection with such renewal, extensions, renewals, refundings or refinancing shall be limited to all or part of the specific property which was subject to the original Lien; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) any Lien securing purchase money obligations incurred in connection with the purchase of real or personal property; provided that (A) at the time such Lien attached to the real or personal property of the Company or Guarantor, the Company shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof and (B) such Liens do not extend to any property (other than the property so purchased) owned by the Company or its Restricted Subsidiaries and is not incurred more than 30 days after the incurrence of such Indebtedness secured by such Lien; (i) Liens to secure Capitalized Lease Obligations (except in respect of Sale and Leaseback Transactions) on real or personal property of the Company to the extent consummated in compliance with the Indenture; provided that (A) at the time such Lien attaches to the real or personal property of the Company or Guarantor, the Company shall be permitted to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof and (B) such Liens do not extend to or cover any property of the Company or any of its Subsidiaries other than the property subject to such Capitalized Lease Obligation; and (j) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $2 million at any one time outstanding and that (A) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Physical Securities" has the meaning provided in Section
2.01.

                  "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Private Placement Legend" has the meaning provided in
Section 2.15.

                  "Public Market" exists at any time with respect to the common stock of the Company if (i) the common stock of the Company is then registered with the Securities and

Exchange Commission pursuant to Section 12(b) or 12(g) of the Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System and (ii) at least 15% of the total issued and outstanding common stock of the Company, as applicable, has been distributed prior to such time by means of an effective registration statement under the Securities Act.

                  "Qualified Capital Stock" shall mean any Capital Stock which is not Disqualified Stock.

                  "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

                  "Record Date" means the record dates specified in the Securities, whether or not a Legal Holiday.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Securities and (B) the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Securities and (B) the Average Life of the Indebtedness being refinanced,
(iii) the Refinancing Indebtedness is subordinated to the Securities on the same terms as the Indebtedness being refinanced if such Indebtedness is subordinate to the Securities and, (iv) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Securities in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith); provided, further, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Company.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated June 25, 1997 among the Company, the Guarantors and the Initial Purchasers for the benefit of themselves and the Securityholders, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Payment" has the meaning provided in Section 4.07(a).

                  "Restricted Security" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

                  "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

                  "Secured Indebtedness" means any Indebtedness of the Company or a Guarantor secured by a Lien.

                  "Securities" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Securityholder" or "Holder" means a registered holder of one or more Securities.

                  "Senior PIK Preferred Stock" means the 12% senior preferred stock of the Company with a liquidation preference of $25 per share.

                  "Significant Subsidiary" means any Restricted Subsidiary of the Company which would be a "Significant Subsidiary" within the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated by the Commission.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person incorporated in the United States means any corporation, association, partnership or other business entity organized in the United States of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person provided, however, that NTC Equity II, Inc. and NTC Holdings LLC shall be excluded from the delineation of Subsidiary. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

                  "Subsidiary Guarantee" means each of the guarantees of the respective Guarantors pursuant to Article 10 hereof, and shall include each guarantee substantially in the form contained in Exhibits A and B hereto, as such guarantee may be amended, modified or supplemented from time to time.

                  "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, until a successor replaces it in accordance with Article 5 and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.09(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Physical Securities" has the meaning provided in
Section 2.01.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" with respect to any Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in elections of directors of such Person.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                Defined in
         Term                                                      Section

         "actual knowledge".......................................... 7.02
         "Affiliate Transaction"..................................... 4.11
         "Agent Members"............................................. 2.16
         "Asset Disposition Offer"................................... 3.09
         "Bankruptcy Law"............................................ 6.01
         "covenant defeasance option"................................ 8.01
         "Custodian"................................................. 6.01
         "Declaration"............................................... 6.02
         "Default Amount"............................................ 6.02
         "Event of Default".......................................... 6.01
         "Excess Proceeds"........................................... 4.10
         "Funding Guarantor"........................................ 10.05
         "Guaranteed Obligations"................................... 10.01
         "judgment default provision"................................ 6.01
         "legal defeasance option"................................... 8.01
         "Legal Holiday"............................................ 11.07

         "Notice of Default"......................................... 6.01
         "Offer Amount".............................................. 3.09

         "Offer Period".............................................. 3.09
         "Paying Agent".............................................. 2.03
         "Payment Default"........................................... 6.01
         "Registrar"................................................. 2.03
         "Successor Company"......................................... 5.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities and the Subsidiary Guarantees;

                  "indenture security holder" means a Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Securities means the Company, the Guarantors and any successor obligor upon the Securities.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                (i)  a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (iii)  "or" is not exclusive;

               (iv) words in the singular include the plural, and in the plural include the singular; and

                (v)  provisions apply to successive events and transactions.


                                   ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.  FORM AND DATING.

                  The Initial Securities, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Securities, the notation thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company, the Guarantors and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the forms of the Securities and the Subsidiary Guarantees, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (the "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities".

SECTION 2.02.  EXECUTION AND AUTHENTICATION.


                  (a) Two Officers of the Company (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid. Each Guarantor shall execute a Subsidiary Guarantee in the manner set forth in Section 10.02.

                  (b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  (c) The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $155,000,000, and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon receipt of a written order of the Company.

                  (d) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

                  (a) The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York) where (i) Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) Securities may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company shall notify the Trustee and the Trustee shall notify the Securityholders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any Guarantor may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

                  (b) The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company, the Guarantors or any other obligor on the Securities shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company, any of the Guarantors or any other obligor on the Securities in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company, the Guarantors or any other obligor on the Securities at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company, the Guarantors or any other obligor on the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

SECTION 2.05.  SECURITYHOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company, the Guarantors or any other obligor on the Securities shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of the Securities held by each thereof, and the Company, the Guarantors or any other obligor on the Securities shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

                  (a) Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

                  (b) The Company shall not be required (i) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the Record Date and the next succeeding Interest Payment Date.

                  (c) No service charge shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment by the Securityholder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06 or 9.05 hereof).

                  (d) Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

SECTION 2.07.  REPLACEMENT SECURITIES.

                  (a) If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt by it of the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the

Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge a Securityholder for reasonable out-of-pocket expenses in replacing a Security.

                  (b) Every replacement Security is an obligation of the Company and each of the Guarantors.


SECTION 2.08.  OUTSTANDING SECURITIES.

                  (a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by the Company or by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

                  (b) If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  (c) If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company or a Guarantor holds the Security.

SECTION 2.09.  TREASURY SECURITIES.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer knows to be so owned shall be so considered.

SECTION 2.10.  TEMPORARY SECURITIES.

                  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company, the Guarantors and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  CANCELLATION.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities, if not already cancelled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities (subject to the record retention requirement of the Exchange Act), and deliver certification of their destruction to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBER.

                  The Company in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Securityholders; provided that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  DEPOSIT OF MONEYS.

                  Prior to 11:00 a.m. New York City time on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Securityholders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.  RESTRICTIVE LEGENDS.

                  Each Global Note and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Securityholder thereof:


         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE

         FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING AS DESCRIBED IN CLAUSE
         (I)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS NOTE TO AN INSTITUTIONAL ACCREDITED INVESTOR. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, PURCHASING PURSUANT TO CLAUSE (2)(c) ABOVE, THE SECURITYHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE

         TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS;

                  Each Global Note shall also bear the following legend on the face thereof:

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

                  (a) The Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of the Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interest of beneficial owners in the Global Note may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Securities of authorized denominations.

                  (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph
(b) or (c) above shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.15.

                  (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

                  (a) Transfers to Non-QIB Institutional Accredited Investors and Non- U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

                  (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after June 25, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S.Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

                  (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and
         (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

                  (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                  (c) Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                  The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18.  PERSONS DEEMED OWNERS.

                  Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any Registrar and any co-registrar may deem and treat the Person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Security and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any Registrar or any co-registrar shall be affected by any notice to the contrary.

SECTION 2.19.  RECORD DATE.

                  The record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee, if applicable, pursuant to
Section 2.05 hereto.

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

                  (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.

                  (b) If the Company is required to make an offer to redeem Securities pursuant to the provisions of Sections 3.09 or 4.14 hereof, it shall furnish to the Trustee at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed, (iv) the redemption price and (v) further setting forth a statement to the effect that
(a) the Company or one of its Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

                  (a) If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the

Securityholders on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any); provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Securities or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited. In the event of partial redemption by lot, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

                  (b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities may be redeemed in part in multiples of $1,000 principal amount only. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

                  (c) In the event the Company is required to make an offer to redeem Securities pursuant to Sections 3.09 and 4.10 hereof and the amount of the Excess Proceeds from the Asset Disposition are not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining Excess Proceeds.

SECTION 3.03.  NOTICE OF REDEMPTION.

                  (a) Subject to the provisions of Section 3.09 hereof, at least 45 days (unless a shorter period is acceptable to the Trustee) before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid to each Holder whose Securities are to be redeemed at the last address for such Holder then shown on the registry books.

                  The notice shall identify the Securities to be redeemed and shall state:

                    (i)    the redemption date;

                   (ii)    the redemption price;

                  (iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

                   (iv) the name and address of the Paying Agent;


                    (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                   (vi) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                  (vii) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

                 (viii) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

                  (b) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with
Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

                  (a) Prior to 11:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

                  (b) On and after the redemption date, interest ceases to accrue on the Securities or the portions of Securities called for redemption. If a Security is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

                  Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Securityholder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

                  (a) Except as provided in Section 3.07(b), the Company may redeem all or any portion of the Securities at any time on or after June 15, 2001, at a redemption price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding sentence, plus accrued and unpaid interest to the redemption date. The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the period commencing on the dates set forth below, plus in each case, accrued and unpaid interest to the date of redemption:

                  Annual Period Beginning                        Percentage
                  -----------------------                        ----------

                  June 15, 2001                                   105.500%
                  June 15, 2002                                   102.750%
                  June 15, 2003 and thereafter                    100.000%

                  (b) At any time, or from time to time, on or prior to June 15, 2000, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings by the Company so long as there is a Public Market at the time of such redemption at a redemption price equal to 35% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Securities outstanding must equal at least $100 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

SECTION 3.08.  MANDATORY REDEMPTION.

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.


SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                  (a) In the event that, pursuant to Section 4.10 hereof, the Company shall commence an offer to all Securityholders to purchase Securities (an "Asset Disposition Offer"), it shall follow the procedures specified below:

                    (i) The Asset Disposition Offer shall remain open for a period of 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Disposition Offer.

                   (ii) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person under whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to holders who tender Securities pursuant to the Asset Disposition Offer.

                  (iii) Upon the commencement of any Asset Disposition Offer, the Company shall send, by first class mail, a notice to each Securityholder, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such holders to tender Securities pursuant to the Asset Disposition Offer. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

                            (1) that the Asset Disposition Offer is being made
                   pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Disposition Offer shall remain open;

                            (2) the Offer Amount, the purchase price and the
                   Purchase Date;

                            (3) that any Security not tendered or accepted for
                   payment shall continue to accrue interest;

                            (4) that any Security accepted for payment pursuant
                   to the Asset Disposition Offer shall cease to accrue interest after the Purchase Date;

                            (5) that Holders electing to have a Security
                   purchased pursuant to any Asset Disposition Offer shall be required to surrender the Security, with the form entitled

                   "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                            (6) that Holders shall be entitled to withdraw
                   their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

                            (7) that, if the aggregate principal amount of
                   Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                            (8) that Holders whose Securities were purchased
                   only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                   (iv) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Disposition Offer or, if less than the Offer Amount has been tendered, all Securities or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
         Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Security tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Disposition Offer on the Purchase Date.


                  (b) Other than as specifically provided in this Section 3.09, any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

                  (a) The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of 11:00 a.m. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest paid by the Company) that exceeds such amount of principal, premium, if any, and interest paid on the Securities.

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Company shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the

Company in respect of the Securities and this Indenture may be served. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03.  SEC REPORTS.

                  (a) Upon consummation of the Exchange Offer and the issuance of the Exchange Securities, each of the Company and each Guarantor (at its own expense) shall file with the Commission and shall furnish to the Trustee and each Securityholder within 15 days after it files them with the Commission copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to
Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange
Act); provided, that prior to the consummation of the Exchange Offer and the issuance of the Exchange Securities, the Company (at its own expense), will mail to the Trustee and the Securityholders in accordance with paragraph (b) of this Section 4.03 substantially the same information that would have been required by the foregoing documents within 15 days of when any such document would otherwise have been required to be filed with the Commission. Upon qualification of this Indenture under the TIA, the Company and each of the Guarantors shall also comply with the provisions of TIA ss. 314(a).

                  (b) At the Company's expense, the Company and each of the Guarantors, as applicable, shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing or furnishing to stockholders.

                  (c) The Company and each of the Guarantors shall provide to any Securityholder any information reasonably requested by such Securityholder concerning the Company and the Guarantors (including financial statements) necessary in order to permit such Securityholder to sell or transfer Securities in compliance with Rule 144A under the Securities Act.

SECTION 4.04.  COMPLIANCE CERTIFICATES.


                  (a) Each of the Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries or such Guarantor, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of (x) the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's or Guarantor's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's or Guarantor's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that any of the Restricted Subsidiaries or Guarantors is in Default under this Indenture or, if any such Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company and each of the Guarantors shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument to which the Company is a party, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.


                  (d) The Company and each of the Guarantors shall also comply with TIA ss. 314(a)(4).

SECTION 4.05.  TAXES.

                  The Company and each of the Guarantors shall pay, and shall cause each of their respective Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

                  Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Securities); and the Company and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock, and (B) dividends or distributions payable to the Company or a Wholly-Owned Subsidiary of the Company, (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary of the Company (in either case other than in exchange for its Capital Stock (other than Disqualified Stock)),
(iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clause (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:


                  (1) a Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to Section 4.09(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust); provided, however, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $1 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing; (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company Incurred subsequent to the Issue Date which is convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount shall be included under this Clause (D) to the extent it is already included in Consolidated Net Income; and (E) $5.0 million in the aggregate.


         (b)      The provisions of the foregoing paragraph shall not prohibit:

                         (i) any purchase or redemption of Capital Stock or
                  Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded form clause (3)(B) of the foregoing paragraph;

                         (ii) any purchase or redemption of Subordinated
                  Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company in compliance with
                  Section 4.09; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                         (iii) any purchase or redemption of Subordinated
                  Obligations from Net Available Cash to the extent permitted under Section 4.10;

                         (iv) dividends paid within 60 days after the date of
                  declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; and

                         (v) payments to Bollore Technologies S.A., which
                  payments shall not exceed $500,000 in any six month period and shall not exceed $2.5 million in the aggregate.

provided, however, that no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

         For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment, provided further, that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the capital stock or indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment made with non-cash assets in an aggregate amount in excess of $1 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with Section 4.07 hereof, shall be issued by an independent investment banking firm of national standing.

SECTION 4.08.  LIMITATION ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

                   (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company;

                  (ii) make any loans or advances to the Company; or

                 (iii) transfer any of its property or assets to the Company;

except (in each case) for such encumbrances or restrictions existing under or by reason of:

                  (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the New Senior Secured Facilities;

                  (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than indebtedness issued as anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company);

                  (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of the Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses
         (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to holders of the Securities in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date;

                  (d) in the case of clause (iii) of this Section 4.08, any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,(B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary;

                  (e) in the case of clause (iii) of this Section 4.08, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements;

                  (f) in the case of clause (iii) of this Section 4.08, any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided, however, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition;

                  (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (h) encumbrances or restrictions arising or existing by reason of applicable law.

SECTION 4.09.  LIMITATION ON INCURRENCE OF INDEBTEDNESS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if on the date thereof the Consolidated Coverage Ratio would be greater than 2.0:1.


                  (b) Notwithstanding the foregoing, the Company may Incur the following Indebtedness:

                   (i) Indebtedness Incurred pursuant to the New Senior Secured Facilities (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in the definition thereof), provided, however, that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause
         (i) does not exceed $110 million at any time outstanding less the aggregate principal amount thereof repaid with the net proceeds of Asset Dispositions (to the extent, in the case of such repayment of revolving credit indebtedness, the commitment to advance loans has been terminated);

                  (ii) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of any Indebtedness Incurred pursuant to this clause (ii) shall not exceed $3 million at any time outstanding;

                 (iii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (iv) Indebtedness represented by (w) the Securities, (x) the Guarantees, (y) Existing Indebtedness and (z) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iv) or Incurred pursuant to paragraph (a) above;

                   (v) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (v) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (v);

                  (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

                 (vii) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, however, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

                (viii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; provided, however, that the principal amount of any Indebtedness incurred pursuant to this clause (viii) when taken together with all Indebtedness incurred pursuant to this clause (viii) and then outstanding, shall not exceed $1 million;

                  (ix) Indebtedness consisting of (A) Guarantees by the Company (so long as the Company could have incurred such Indebtedness directly without violation of this Indenture) and (B) Guarantees by a Restricted Subsidiary of senior indebtedness incurred by the Company without violation of the Indenture (so long as such Restricted Subsidiary could have incurred such Indebtedness directly without violation of this Indenture);

                   (x) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $500,000 at any time, provided that such Indebtedness is extinguished within two business days of its incurrence; and

                  (xi) Indebtedness (other than Indebtedness described in clauses (i)-(x)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, will not exceed $5 million (it being understood that any Indebtedness Incurred under this clause (xi) shall cease to be deemed Incurred or outstanding for purposes of this clause (xi) (but shall be deemed to be Incurred for purposes of paragraph (a)) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing paragraph (a) without reliance upon this clause
         (xi).

                   (c) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

SECTION 4.10.  LIMITATION ON ASSET DISPOSITIONS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

                   (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

                  (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and


                 (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, (x) to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any senior secured indebtedness), to prepay, repay or purchase senior secured Indebtedness or (y) to the investment in or acquisition of Additional Assets within 180 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, within 180 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest, if any, thereon; (C) third, within 180 days after the later of the application of Net Available Cash in accordance with clauses (A) and (B) and the date that is one year from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
         (B), to prepay, repay or repurchase Indebtedness (other than Preferred Stock) of a Wholly-Owned Subsidiary (in each case other than Indebtedness owed to the Company); and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to (x) the prepayment, repayment or purchase of Indebtedness of the Company (other than Indebtedness owing to any Affiliate or Subsidiary of the Company or the repurchase of Disqualified Capital Stock) or Indebtedness of any Subsidiary (other than Indebtedness owed to the Company or any of its Subsidiaries or Affiliates or the repurchase of Disqualified Stock) or (y) any other purpose otherwise permitted under the Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A), (B) and (C) or the date that is one year from the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A), (B), (C) or (D) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $5 million. The Company shall not be required to make an offer to purchase Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (A) and (B)) is less than $5 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash form any subsequent Asset Disposition). Any Net Proceeds from the Asset Disposition that are not required to be applied or invested as provided in this clause (iii) will be deemed to constitute "Excess Proceeds."

For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of senior indebtedness of the Company or senior indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such senior indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 60 days) converted by the company or such Restricted Subsidiary into cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (iii)(B) of the first paragraph of this Section 4.10, the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with clauses (iii)(C) or (D) of the first paragraph of this Section 4.10 as permitted under this Indenture.

                  (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.11.  LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an"Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  The foregoing paragraph shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 4.07, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $900,000 at any time, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business and (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock).

SECTION 4.12.  LIMITATION ON LIENS.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens except for Permitted Liens.

SECTION 4.13.  CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.

SECTION 4.14.  CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control each Securityholder will have the right to require the Company to repurchase all or any part of such Securityholder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Securityholders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

                  (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Securityholder with a copy to the Trustee stating:

                   (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to purchase such Securityholder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Securityholders of record on a record date to receive interest on the relevant Interest Payment Date),

                  (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                 (iii) the procedures determined by the Company, consistent with the Indenture, that a Securityholder must follow in order to have its Securities purchased.

         The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

                  (c) Securityholders electing to have a Security repurchased will be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice at least 10 Business Days prior to the repurchase date. Securityholders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of the Security which was delivered for repurchase by the Securityholder and a statement that such Securityholder is withdrawing his election to have such Security purchased.

                  (d) On the repurchase date, all Securities repurchased by the Company under this Section 4.14 shall be delivered by the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest, if any, to the Securityholders entitled thereto.

                  (e) The Company will to the extent applicable comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relative to the Company's obligation to make an offer to repurchase the Securities as a result of a Change of Control, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue thereof.

SECTION 4.15.  LIMITATION ON CAPITAL STOCK OF SUBSIDIARIES.

                  The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; provided, however, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of 100% of the Capital Stock of any Restricted Subsidiary in accordance with Section 4.10 and Section 5.01 hereof or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

SECTION 4.16.  COMPANY TO CAUSE CERTAIN SUBSIDIARIES TO BECOME
               GUARANTORS.

                  The Company shall not (i) permit any of its Restricted Subsidiaries to incur, guarantee or secure through the granting of Liens any Indebtedness (e cluding Acquired Indebtedness to the extent incurred as permitted pursuant to clause (iv) of Section 4.09(b) hereof and secured, if secured, by Permitted Liens of the type described in clause (c) of the definition thereof which were in existence prior to the acquisition of the respective Restricted Subsidiary) or (ii) pledge any intercompany notes representing obligations of any of its Restricted Subsidiaries to secure the payment of any Indebtedness, in either case unless such Restricted Subsidiary is a Wholly-Owned Subsidiary which is a Guarantor or at such time becomes a Guarantor by executing a supplemental indenture in which such Restricted

Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor and executes a Subsidiary Guarantee.

SECTION 4.17.  LIMITATION ON BUSINESS.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, engage substantially in any business other than the Permitted Businesses.

SECTION 4.18.  FURTHER INSTRUMENTS AND ACTS.

                  The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein, and upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.19.  CERTAIN SUBSIDIARIES.

                  The Company hereby covenants that (i) each of NTC Equity I, Inc., NTC Equity II, Inc. and NTC Holdings LLC has no material assets and (ii) the Company will not, and will not permit its Restricted Subsidiaries to transfer, directly or indirectly, any assets to NTC Equity I, Inc., NTC Equity II, Inc. or NTC Holdings, LLC.

                                   ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF
               ASSETS.

                  The Company may not, in a single transaction or through a series of related transactions, consolidate or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of (or permit any of its Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's and its Restricted Subsidiaries' assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole) in one or more related transactions to another Person unless:

                   (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                 (iii) immediately after giving effect to such transaction, the Successor Company would be able to incur at least an additional $1.00 of Indebtedness pursuant to Section 4.09(a);

                  (iv) the Consolidated Net Worth of the resulting, surviving, or transferee corporation is not less than that of the Company immediately prior to the transaction; and

                   (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Securities.

                  Notwithstanding clauses (ii) and (iii), of Section 5.01, any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

                  (a)    An "Event of Default" occurs if:

                   (i) there is a default in any payment of interest on any Security when due, continued for 30 days;

                  (ii) there is a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;


                 (iii) there is a failure by the Company to comply with its obligations under Section 5.01 hereof;

                  (iv) there is failure by the Company to comply for 30 days after notice with any of its obligations under Section 4.01, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17
         or 5.01 hereof (in each case, other than a failure to purchase Securities which shall constitute an Event of Default under clause (ii) above);

                   (v) there is a failure by the Company or any Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

                  (vi) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million and such default shall not have been cured or such acceleration rescinded after a 10-day period;

                 (vii) any judgment or decree for the payment of money in excess of $5 million (to the extent not covered by insurance) is rendered against the Company or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the"judgment default provision")

                (viii) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and such Default continues for 10 days.

                  (ix) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                         (A)  commences a voluntary case,

                         (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                         (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property,

                         (D) makes a general assignment for the benefit of its
                  creditors,


                         (E) consents to or acquiesces in the institution of a
                  bankruptcy or an insolvency proceeding against it, or

                         (F) takes any corporate action to authorize or effect
                  any of the foregoing;

                   (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                         (A) is for relief against the Company or any of its
                  Significant Subsidiaries in an involuntary case,

                         (B) appoints a Custodian of the Company or any of its
                  Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries, or

                         (C) orders the liquidation of the Company or any of
                  its Significant Subsidiaries,

         and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  (c) A Default under clause (iv) or (v) of Section 6.01(a) hereof is not an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Securities notifies the Company or such Guarantor, as the case may be, of the Default and the Company or such Guarantor, as the case may be, does not cure such Default within the time specified in such clause (iv) or (v) after receipt of the notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.  ACCELERATION.

                  If an Event of Default (other than an Event of Default specified in clause (viii) or (ix) of Section 6.01(a) with respect to the Company or any Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities by notice to the Company, may declare (a "Declaration") the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable (the "Default Amount"). Upon any such Declaration the Default Amount shall be due and payable immediately. If an Event of Default specified in clause (ix) or (x) of Section 6.01(a) occurs with respect to the Company or any of the Guarantors, the Default Amount shall ipso facto become and be immediately due and payable without any Declaration or other act on the part of the Trustee or any Securityholder. The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may rescind any Declaration if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Security which has become due solely as a result of such Declaration) have been cured, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Securityholder pursuant to Section 9.02 hereof.

SECTION 6.03.  OTHER REMEDIES.

                  (a) If an Event of Default occurs and is continuing, the Trustee and the Securityholders may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

                  Securityholders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Security (other than principal, premium (if any) or interest which has become due solely as a result of a Declaration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

                  Securityholders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

                  (a) A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

                   (i) the Securityholder has previously given to the Trustee written notice of a continuing Event of Default;

                  (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

                 (iii) such Securityholder or Securityholders offer, and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                   (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee, in the reasonable opinion of such Trustee, a direction inconsistent with the request.

                  (b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 6.07.  RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Securityholder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a)(i) or
(ii) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Securities and interest on overdue principal, premium, if any, and, to the extent lawful, interest on overdue installments of interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Securityholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

                  (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                   (i) First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  (ii) Second: if the Securityholders are forced to proceed against the Company directly without the Trustee, to the Securityholders for their collection costs;

                 (iii) Third: to the Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

                  (iv) Fourth: to the Company or, to the extent the Trustee collects any amount pursuant to Article 10 hereof from any Guarantor, to such Guarantor, or to such party as a court of competent jurisdiction shall direct.

                  (b) The Trustee may fix a record date and payment date for any payment to Securityholders.

SECTION 6.11.  UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                   (i) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the

         Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (i) this paragraph does not limit the effect of paragraph
         (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document unless the Trustee has reason to believe such fact or matter is not true.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or any Guarantor.

                  (f) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or wilful default with respect to such permissive rights.

                  (g) Except for (i) an Event of Default under 6.01(a)(i) or
(ii) hereof, or (ii) any other event of which the Trustee has "actual knowledge," which event, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Trustee shall not be deemed to have notice of any Default or Event of Default unless specifically notified in writing of such event by the Company or the Securityholders of not less than 25% in aggregate principal amount of Securities outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Subsidiary Guarantees, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or the Subsidiary Guarantees or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default in any payment of principal or interest on any Security, the Trustee may withhold the notice if a committee of its officers in good faith determines that withholding the notice is in the interest of the Securityholders. In addition, the Company is required to deliver to the Trustee, within 90 days after each fiscal year of the Company, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a Default.

SECTION 7.06.  REPORTS BY TRUSTEE TO SECURITYHOLDERS.

                  (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Securityholders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

                  (b) A copy of each report at the time of its mailing to the Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee if and when the Securities are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

                  (a) The Company and the each of the Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and each of the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  (b) The Company and each of the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Trustee shall notify the Company and each of the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company or any Guarantor shall not relieve the Company or any of the Guarantors of their Obligations hereunder. The Trustee may have separate counsel and the Company and each of the Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  (c) The obligations of the Company and each of the Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

                  (d) Notwithstanding subparagraphs (a) or (b) above, neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, bad faith or willful misconduct.

                  (e) To secure the Company's and each of the Guarantor's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  (f) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.


                  (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Securityholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                   (i) the Trustee fails to comply with Section 7.10 hereof;

                  (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (iii) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee becomes incapable of acting.

                  (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Securityholder of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Securityholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and each of the Guarantor's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, any of the Guarantors or the Securityholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                  (f) If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

                  (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

                  (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee shall comply with TIA ss. 310(b).

The provisions of TIA ss. 310 shall also apply to the Company and each of the Guarantors, as obligor of the Securities.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

              The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein. The provisions of TIA ss. 311 shall apply to the Company and each of the Guarantors as obligor on the Securities.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

                  (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) canceled or for cancellation or (ii) all outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07 hereof), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(e) and 8.06 hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) all obligations under Sections 3.09, 4.04(a), (b) and (c), 4.07, 4.08, 4.09, 4.10, 4.12, 4.13, 4.14,
4.15, 4.16, 4.17 or 5.01(iii) and the operation of Sections 6.01(a)(iv), 6.01(a)(v) and 6.01(a)(vi) as well as (6.01(a)(ix) and 6.01(a)(x) hereof but only with respect to Significant Subsidiaries) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  (c) If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(a)(iv), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii) or 6.01(a)(ix)
(but only with respect to Significant Subsidiaries which is a

Guarantor) or 6.01(a)(ix) hereof (but only with respect to Significant Subsidiaries which is a Guarantor), or because of the failure of the Company or the Guarantors to comply with Sections 5.01(iii) or 5.01(iv).

                  (d) Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (e) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.01(d),
8.04, 8.05 and 8.06 hereof and the obligations of each Guarantor under Article 10 in respect thereof shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 hereof and the obligations of Guarantors under Article 10 in respect thereof shall survive.

SECTION 8.02.  CONDITIONS TO DEFEASANCE.

                  (a) The Company may exercise its legal defeasance option or its covenant defeasance option only if:


                   (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Stated Maturity (or such earlier redemption date as the Company shall have specified to the Trustee) the principal of, premium, if any, and interest on all outstanding Securities to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; provided, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

                  (ii) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123 day period no Default specified in Section 6.01(viii) or (ix) hereof with respect to the Company or any Guarantor occurs which is continuing at the end of the period;

                 (iii) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Company;

                   (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

                  (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Securities, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                  (c) Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3 hereof.

SECTION 8.03.  APPLICATION OF TRUST MONEY.

              The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Securities.

SECTION 8.04.  REPAYMENT TO THE COMPANY.

                  (a) The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time; provided, however, that the Trustee shall not pay any such excess to the Company unless the amount remaining on deposit with the Trustee, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Securities, which amount shall be certified by independent public accountants.

                  (b) The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Company, Securityholders entitled to the money must look to the Company and the Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

                  The Company and the Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.  REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each of the Guarantor's Obligations under this Indenture and the Securities and the Subsidiary

Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Company or any Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its Obligations, the Company or any of the Guarantors, as the case may be, shall be subrogated to the rights of the Securityholders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF SECURITYHOLDERS.

                  (a) Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

                   (i) to cure any ambiguity, omission, defect or inconsistency; provided, that such amendment or supplement does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any respect;

                  (ii)   to comply with Article 5 hereof;

                 (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Securities are described in
         Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;


                  (iv)   to add guarantees with respect to the Securities;

                   (v) to add to the covenants of the Company or the Guarantors for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Company or the Guarantors;

                  (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                 (vii) to make any change that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any respect; or

                (viii) to evidence or provide for a replacement Trustee under
         Section 7.08 hereof;

provided, that the Company has delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.01.

                  (b) Upon the request of the Company and the Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  (c) After an amendment or supplement under this Section 9.01 becomes effective, the Company shall mail to all Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.02.  WITH CONSENT OF SECURITYHOLDERS.

                  (a) The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Securityholders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any existing Default and its consequences (including, without limitation, an acceleration of the Securities) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities). Furthermore, subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. However, without the consent of each

Securityholder affected, an amendment, supplement or waiver under this Section
9.02 may not (with respect to any Securities held by a non-consenting Holder):

                   (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the rate of or extend the time for payment of any interest on any Security;

                 (iii) reduce the principal of or extend the Stated Maturity of any Security or alter the redemption provisions (including without limitation Sections 3.07, 3.09, 4.11 and 4.14 hereof) with respect thereto;

                  (iv) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed in accordance with Section 3.07;

                   (v) make any Security payable in money other than that stated in the Security;

                  (vi) make any change in Section 6.04 or 6.07 hereof or in this Section 9.02(a); or

                 (vii) waive a Default or Event of Default in the payment of principal of premium, if any, or interest on, or redemption payment with respect to, any or Security (excluding any principal or interest due solely as a result of the occurrence of a Declaration).

                  (b) Upon the request of the Company and the Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.


                  (c) It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to all Securityholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

                  (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Securityholder is a continuing consent by the Securityholder and every subsequent Securityholder or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Securityholder or subsequent Securityholder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

                  (b) The Company may fix a record date for determining which Securityholders must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Company shall designate.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

                  (a) Securities authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

                  (b) Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 11.04, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                       SUBSIDIARY GUARANTEE OF SECURITIES

SECTION 10.01.  SUBSIDIARY GUARANTEE

                  (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Securityholder of a Security now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Security, and (ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.07 hereof) and the Securities (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Security and of this Indenture, subject, however, in the case of (i) and
(ii) above, to the limitations set forth in Section 10.04 hereof. Each Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, the recovery of any judgment against the Company, any action to enforce the same, by the Securityholders or the Trustee, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee shall not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

                  (b) Each Guarantor further agrees that this Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee to any Security held for payment of the Guaranteed Obligations.

                  (c) Each Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Securityholders or the Trustee in respect of any Guaranteed Obligations. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any Declaration of acceleration of such Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Article 10.

                  (d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Article 10.

                  (e) The Subsidiary Guarantee set forth in this Article 10 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

SECTION 10.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

                  (a) To evidence each Guarantor's Subsidiary Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee shall be placed on each Security authenticated and delivered by the Trustee.

                  (b) This Indenture shall be executed on behalf of each Guarantor, and an Officer of each Guarantor shall sign the notation of the Subsidiary Guarantee on the

Securities by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless. Each Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Subsidiary Guarantee.

                  (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.03.  SUBSIDIARY GUARANTEE UNCONDITIONAL, ETC.

                  Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Company or any Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Security; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Company, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal, premium, if any, or interest on any Security or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors' obligations hereunder. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by the complete performance of the obligations contained in the Securities, this Indenture and in this Article 10. Each Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and interest on the Securities and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Security or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 10, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof.

SECTION 10.04.  LIMITATION OF GUARANTOR'S LIABILITY.

                  Each Guarantor and by its acceptance hereof each Securityholder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Securityholders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05 hereof, result in the obligations of such Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

SECTION 10.05.  CONTRIBUTION.

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 10.06.  RELEASE.


                  Upon the sale or disposition of all of the Equity Interests of a Guarantor to an entity which is not the Company or a Subsidiary of the Company, which is otherwise in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under the Indenture without any further action required on the part of the Trustee or any Securityholder; provided, however, that any such termination shall occur if and only to the extent that all Obligations of each Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Company and the other Guarantors shall also terminate upon such release, sale or transfer; provided further, that without limiting the foregoing, any proceeds received by the Company or any Subsidiary of the Company from such transaction shall be applied as provided in Section
4.10 and Section 3.09. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
10.06. Any Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Securities as provided in this
Article 10.

SECTION 10.07.  ADDITIONAL GUARANTORS.

                  Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including, without limitation, the representations and warranties in this Article 10 and Article 11) of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion). The Subsidiary Guarantee of each Person described in this Section 10.07 shall apply to all Securities theretofore executed and delivered, notwithstanding any failure of such Securities to contain a notation of such Subsidiary Guarantee thereon.

SECTION 10.08.  GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

                  (a) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly-Owned Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor that is a Wholly-Owned Subsidiary of the Company.

Upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee given by such Guarantor shall no longer have any force or effect.


                  (b) Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 10.06 and 10.08(a), (x) (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, or (ii) such transaction does not violate any covenants set forth in this Indenture, and (y) (i) the respective transaction is treated as an Asset Disposition for purposes of Section 4.10 and Section 3.09 hereof or (ii) if the surviving corporation is not the Guarantor, each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee set forth in this Article 10, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to, and be substituted for, the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 10.09.  SUCCESSORS AND ASSIGNS.

                  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.10.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 11

                                 MISCELLANEOUS

SECTION 11.01.  TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Until such time as this Indenture becomes qualified under the TIA, the Company, the Guarantors and the Trustee shall be deemed subject to and governed by the TIA as if the Indenture were so qualified on the date hereof.

SECTION 11.02.  NOTICES.

                  (a) Any notice or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company or any of the Guarantors:

                  North Atlantic Trading Acquisition Company, Inc. c/o National Tobacco Company, L.P.
                  257 Park Avenue South, 7th Floor
                  New York, NY  10010-7304
                  Attention:  Chief Financial Officer

                  If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, NY  10036
                  Attention:  Corporate Trust Administration
                  Facsimile Number: (212) 852-1625

                  (b) The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

                  (c) All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.


                  (d) Any notice or communication to a Securityholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

                  (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  (f) If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03.  COMMUNICATION BY SECURITYHOLDERS WITH OTHER
                SECURITYHOLDERS.

                  Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company and/or any of the Guarantors to the Trustee to take any action under this Indenture, the Company and/or any of the Guarantors, as the case may be, shall furnish to the
Trustee:

                   (i) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (except with regard to an authentication order pursuant to Section 2.02(c) hereof, which shall require a certificate of two Officers); and

                  (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.


                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

                   (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 11.06.  RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.  LEGAL HOLIDAYS.

                  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York City, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.  NO RECOURSE AGAINST OTHERS.

                  No past, present or future director, officer, employee, agent, manager, stockholder or partner of the Company or its predecessors shall have any liability for any Obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.09.  DUPLICATE ORIGINALS.

                  The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.


SECTION 11.10.  GOVERNING LAW.

                  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Guarantors, the Company or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.12.  SUCCESSORS.

                  All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.13.  SEVERABILITY.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14.  COUNTERPART ORIGINALS.

                  This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 11.15. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                   SIGNATURES

                                   NORTH ATLANTIC TRADING
                                       ACQUISITION COMPANY, INC.

                                   By /s/ Thomas F. Helms, Jr.
                                     -------------------------------
                                     Name:  Thomas F. Helms, Jr.
                                     Title: President

                                   NATIONAL TOBACCO COMPANY,
                                     L.P.

                                   By /s/ Thomas F. Helms, Jr.
                                     -------------------------------
                                     Name:  Thomas F. Helms, Jr.
                                     Title: President

                                   NORTH ATLANTIC OPERATING
                                       COMPANY, INC.

                                   By /s/ Thomas F. Helms, Jr.
                                     -------------------------------
                                     Name:  Thomas F. Helms, Jr.
                                     Title: President

                                   NATIONAL TOBACCO FINANCE
                                     CORPORATION

                                   By /s/ Thomas F. Helms, Jr.
                                     -------------------------------
                                     Name:  Thomas F. Helms, Jr.
                                     Title: President

                                   UNITED STATES TRUST COMPANY
                                   OF NEW YORK, as Trustee

                                   By /s/ Christine C. Collins
                                     -------------------------------
                                     Name:  Christine C. Collins
                                     Title: Assistant Vice President

                                                                      EXHIBIT A

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
         (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AS THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A

                                                                      EXHIBIT A
                                                                         Page 2

         NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT AN INITIAL INVESTOR PURCHASING AS DESCRIBED IN CLAUSE (1)(B) ABOVE SHALL NOT BE PERMITTED TO TRANSFER THIS NOTE TO AN INSTITUTIONAL ACCREDITED INVESTOR. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR PURCHASING PURSUANT TO CLAUSE (2)(C) ABOVE, THE SECURITYHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER

         INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR

                                                                      EXHIBIT A
                                                                         Page 3

         PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                      EXHIBIT A
                                                                         Page 4

                                                                      CUSIP No:

                              (Front of Security)

No. 1                                                              $___________

                NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC.
                      11% Senior Notes due 2004, Series A

NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC., a Delaware corporation promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $155,000,000 on June 15, 2004.

Interest Payment Dates:  June 15 and December 15, commencing December 15, 1997.

Record Dates:  June 1 and December 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                                  Dated:

                                                  NORTH ATLANTIC TRADING
                                                    ACQUISITION COMPANY, INC.

                                                  By: ________________________

                                                  By: ________________________

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

By:_________________________________
     Authorized Officer

                                                                      EXHIBIT A
                                                                         Page 5

                             (Reverse of Security)

                       11% SENIOR NOTE DUE 2004, Series A

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  1. Interest. North Atlantic Trading Acquisition Company, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 11%. The Company will pay interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing December 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rate of interest payable on this Security shall be subject to the assessment of additional interest (the "Additional Interest") as follows:

                  (i) if the Exchange Offer Registration Statement (as defined below) or Shelf Registration Statement (as defined below) is not filed within 30 days following the Issue Date (the "Filing Date"), Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 60 days commencing on the 31st day after the Filing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period;

                  (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 90 days following the Filing Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 91st day after the Filing Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

                  (iii) if (A) the Company and the Guarantors have not exchanged all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 120 days after the Filing Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf

                                                                      EXHIBIT A
                                                                         Page 6

Registration Statement ceases to be effective at any time prior to the third anniversary of the Issue Date (unless all the Securities have been sold thereunder), then Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on (x) the 121st day after the Filing Date with respect to the Securities validly tendered and not exchanged by the Company, in the case of
(A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective or usable for its intended purpose in the case of (B) above, or
(z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; provided, however, that the Additional Interest rate on the Securities may not exceed in the aggregate 2.0% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(C) above), Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  "Exchange Offer" shall mean the exchange offer by the Company of Initial Securities for Exchange Securities pursuant to Section 2(a) of the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Offering Memorandum or prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Record Date" shall have the meaning provided on the front of this Security.

                  "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantors pursuant to the provisions of the Registration Rights Agreement which covers all of the Initial Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Offering Memorandum contained therein, all exhibits thereto and all material incorporated by reference therein.

                                                                      EXHIBIT A
                                                                         Page 7

                  2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

                  3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company or any Guarantor of the Company may act in any such capacity.

                  4. Indenture. The Company issued the Securities under an Indenture, dated as of June 25, 1997 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior Obligations of the Company limited to $155,000,000 in aggregate principal amount.

                  5.(a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to June 15, 2001. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus accrued interest to the redemption date:

         Annual Period Beginning                              Redemption Price
         -----------------------                              ----------------

         June 15, 2001..........................................  105.500%
         June 15, 2002..........................................  102.750%
         June 15, 2003 and thereafter...........................  100.000%

                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to June 15, 2000, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings by the Company so long as there is a Public Market at the time of such redemption, at a redemption price equal to 35% of the principal

                                                                      EXHIBIT A
                                                                         Page 8

amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Securities outstanding must equal at least $100 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

                  6. Mandatory Redemption. The Securities are not subject to mandatory redemption or sinking fund payments.

                  7. Repurchase at Option of Securityholder. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iv) the procedures, determined by the Company consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

                  (b) If the Company or a Subsidiary consummates any Asset Disposition, and when the aggregate amount of Excess Proceeds from such an Asset Disposition exceeds $5 million, the Company shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Securities to be redeemed shall be selected on a pro rata basis. Securityholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

                                                                      EXHIBIT A
                                                                         Page 9

                  8. Notice of Redemption. Notice of redemption shall be mailed at least 45 (unless a shorter period is acceptable to the Trustee) before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

                  9. Registration Rights. Pursuant to the Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Company will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Securities shall have the right to exchange this Security for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to the Initial Security.

                  10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

                  11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

                  12. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture

                                                                      EXHIBIT A
                                                                        Page 10

under the TIA or to make any change that does not adversely affect the rights of any Securityholder.

                  13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                  14. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Guarantors or any Affiliate of the Company or the Guarantors, and may otherwise deal with the Company, the Guarantors and their respective Affiliates as if it were not Trustee.

                  15. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

                  16. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Subsidiary Guarantee. Each Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; provided, however, each Guarantor that makes a payment or distribution under

                                                                      EXHIBIT A
                                                                        Page 11

a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  18. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

                  19. Governing Law. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

                  20. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                         North Atlantic Trading Acquisition Company, Inc. c/o National Tobacco, L.P.
                         257 Park Avenue South, 7th Floor
                         New York, NY 10010-7304
                         Attn: Chief Financial Officer

                                                                      EXHIBIT A
                                                                        Page 12

                          FORM OF NOTATION ON SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE

                              SUBSIDIARY GUARANTEE

                  The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor Person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety (such guarantee by each Guarantor being referred to herein as the "Subsidiary Guarantee"), (a) the due and punctual payment of the principal, premium, if any, and interest on the Securities, whether at Stated Maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Subsidiary Guarantee.

                  The Obligations of each Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

                  No stockholder, officer, director or incorporator, as such, past, present or future of any Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  This is a continuing Subsidiary Guarantee and, except as otherwise expressly provided for in Section 10.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not of collectability.


                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee

                                                                      EXHIBIT A
                                                                        Page 13

is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE
INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                             Guarantors:

                                             NATIONAL TOBACCO COMPANY, L.P.

                                             By_______________________________
                                                Name:
                                                Title:

                                             NORTH ATLANTIC OPERATING
                                              COMPANY, INC.

                                             By_______________________________
                                                Name:
                                                Title:

                                             NATIONAL TOBACCO FINANCE
                                              CORPORATION

                                             By_______________________________
                                                Name:
                                                Title:

                                                                      EXHIBIT A
                                                                        Page 14

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------

                                                                      EXHIBIT A
                                                                        Page 15

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:______________

               Your Signature:________________________________________________
               (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

__________________________
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                      EXHIBIT A
                                                                        Page 16

                  In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) June 25, 1999, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   Check One

         (1)      ___      to the Company or a subsidiary thereof; or

         (2)      ___      pursuant to and in compliance with Rule 144A under
                           the Securities Act; or

         (3)      ___      to an institutional "accredited investor" (as
                           defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

         (4)      ___      outside the United States to a "foreign person" in
                           compliance with Rule 904 of Regulation S under the Securities Act; or

         (5)      ___      pursuant to the exemption from registration provided
                           by Rule 144 under the Securities Act; or

         (6)      ___      pursuant to an effective registration statement
                           under the Securities Act; or

         (7)      ___      pursuant to another available exemption from the
                           registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Securityholder thereof; provided that if box (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Securityholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

                                                                      EXHIBIT A
                                                                        Page 17

Dated:__________________________   Signed:_____________________________________
                                            (Sign exactly as name appears on
                                             the other side of this Security)

Signature Guarantee:________________________________________________


__________________________
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_______________________      ____________________________________________
                                   NOTICE:  To be executed by an
                                                 executive officer

                                                                      EXHIBIT A
                                                                        Page 18

                   OPTION OF SECURITYHOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

                           |_| Section 4.10          |_| Section 4.14

                  If you want to have only part of the Security purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$______________________


Date:_________________

               Your Signature:_________________________________________________
               (Sign exactly as your name appears on the face of this Security)


Signature Guarantee:


____________________________________
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                      EXHIBIT B

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                                                                      EXHIBIT B
                                                                         Page 2

                                                                      CUSIP No:

                              (Front of Security)

No. 1                                                              $___________

                NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC.
                      11% Senior Note dues 2004, Series B

NORTH ATLANTIC TRADING ACQUISITION COMPANY, INC., a Delaware corporation, promises to pay to Cede & Co., as nominee of the Depository Trust Company, or its registered assigns, the principal sum of $155,000,000 on June 15, 2004.

Interest Payment Dates: June 15 and December 15, commencing December 15, 1997.

Record Dates: June 1 and December 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

                                          Dated:

                                          NORTH ATLANTIC TRADING ACQUISITION
                                            COMPANY, INC.

                                          By: ________________________
                                              Name:
                                              Title:

                                          By: ________________________
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture

United States Trust Company of New York, as Trustee

By:_____________________________
     Authorized Officer

                                                                      EXHIBIT B
                                                                         Page 3

                             (Reverse of Security)

                      11% SENIOR NOTES DUE 2004, SERIES B

                  Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

                  1. Interest. North Atlantic Trading Acquisition Company, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Company shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 11%. The Company will pay interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing December 15, 1997, or if any such day is not a Business Day on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Securityholders at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

                   3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Company, or any Guarantor of the Company may act in any such capacity.

                                                                      EXHIBIT B
                                                                         Page 4

                  4. Indenture. The Company issued the Securities under an Indenture, dated as of October 23, 1996 (the "Indenture"), among the Company,

the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior Obligations of the Company limited to $155,000,000 in aggregate principal amount.

                  5. (a) Optional Redemption. Except as indicated in the next succeeding paragraph, the Securities are not redeemable at the Company's option prior to June 15, 2001. Thereafter, the Securities will be redeemable, at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus accrued interest to the redemption date:

         Annual Period Beginning                             Redemption Price
         -----------------------                             ----------------

         June 15, 2001.......................................... 105.500%
         June 15, 2002.......................................... 102.750%
         June 15, 2003 and thereafter........................... 100.000%

                  (b) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to June 15, 2000, the Company may, at its option, use the Net Cash Proceeds of one or more Equity Offerings by the Company so long as there is a Public Market at the time of such redemption, at a redemption price equal to 35% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that after any such redemption, the aggregate principal amount of the Securities outstanding must equal at least $100 million. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 60 days after the consummation of any such Equity Offering.

                  6. Mandatory Redemption. The Securities are not subject to mandatory redemption or sinking fund payments.

                  7. Repurchase at Option of Securityholder. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Company to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of

                                                                      EXHIBIT B
                                                                         Page 5

Control, the Company will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Company to repurchase all or any part of such Securityholder's

Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control; (iii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iv) the procedures, determined by the Company consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

                  (b) If the Company or a Subsidiary consummates any Asset Disposition, and when the aggregate amount of Excess Proceeds from such an Asset Disposition exceeds $5 million, the Company shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Securities surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Securities to be redeemed shall be selected on a pro rata basis. Securityholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

                  8. Notice of Redemption. Notice of redemption shall be mailed at least 45 days (unless a shorter period is acceptable to the Trustee) before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption.

                  9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees

                                                                      EXHIBIT B
                                                                         Page 6

required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any

Securities during a period beginning on the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending on the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

                  10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes.

                  11. Amendments and Waivers. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

                  12. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; provided, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

                                                                      EXHIBIT B
                                                                         Page 7

                  13. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any Affiliate of the Company or the Guarantor, and may otherwise deal with the Company, the Guarantor and their respective Affiliates as if it were not Trustee.


                  14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Company must annually report to the Trustee on compliance with such limitations.

                  15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Subsidiary Guarantee. Each Guarantor has jointly and severally irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities; provided, however, each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  17. Defeasance. Subject to certain conditions provided for in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

                  18. Governing Law. The Laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

                  19. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                                                                      EXHIBIT B
                                                                         Page 8

                  20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


                  The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

                           North Atlantic Trading Acquisition Company, Inc. c/o National Tobacco, L.P.
                           257 Park Avenue South, 7th Floor
                           New York, NY  10010-7304

                                                                      EXHIBIT B
                                                                         Page 9

                          FORM OF NOTATION ON SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE

                              SUBSIDIARY GUARANTEE

                  The Guarantors (as defined in the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) (i) have jointly and severally irrevocably and unconditionally guaranteed as a primary obligor and not a surety, (such guarantee by each Guarantor being referred to herein as the "Subsidiary Guarantee") (a) the due and punctual payment of the principal, premium, if any, and interest on the Securities, whether at Stated Maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, (c) the due and punctual performance of all other monetary Obligations of the Company under the Indenture and the Securities to the Securityholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture and (d) in case of any extension of time of payment or renewal of any Securities or any such Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise and (ii) have agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Subsidiary Guarantee.

                  The Obligations of each Guarantor to the Securityholders of Securities and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

                  No stockholder, officer, director or incorporator, as such, past, present or future of any Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

                  This is a continuing Subsidiary Guarantee and, except as otherwise expressly provided for in Section 10.06 of the Indenture, shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not of collectability.


                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee

                                                                      EXHIBIT B
                                                                        Page 10

is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE
INCORPORATED HEREIN BY REFERENCE.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                            Guarantors:

                                            NATIONAL TOBACCO COMPANY, L.P.

                                            By_______________________________
                                              Name:
                                              Title:

                                            NORTH ATLANTIC OPERATING
                                              COMPANY, INC.

                                            By_______________________________
                                              Name:
                                              Title:

                                            NATIONAL TOBACCO FINANCE
                                              CORPORATION

                                            By_______________________________
                                              Name:
                                              Title:

                                                                      EXHIBIT B
                                                                        Page 11

                                ASSIGNMENT FORM

         To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       --------------------------------------------------------

                                                                      EXHIBIT B
                                                                        Page 12

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:______________

               Your Signature:_________________________________________________
               (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

_________________________
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                      EXHIBIT B
                                                                        Page 13

                   OPTION OF SECURITYHOLDER TO ELECT PURCHASE

                  If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture check the appropriate box:

                           |_| Section 4.10          |_| Section 4.14

                  If you want to have only part of the Security purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$______________________


Date:_________________

               Your Signature:_________________________________________________
               (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

___________________________
(Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)